UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2007

THE BRINK’S COMPANY

(Exact name of registrant as specified in its charter)

Virginia	1-9148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court

P. O. Box 18100

Richmond, VA 23226-8100

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

At a presentation to investors at the 2007 Friedman, Billings, Ramsey & Co. Inc. Washington Conference on March 8, 2007, Robert T. Ritter, Vice President and Chief Financial Officer of The Brink’s Company (the “Company”), reiterated the Company’s strategic direction and made the following comments:

“As we have commented on a number of occasions, the Company regularly evaluates alternatives for creating additional shareholder value. Such evaluations incorporate a wide range of structural and financial considerations, as well as the opportunities, challenges and values inherent to our businesses. In doing so, the Company has been assisted in these reviews by more than one major investment banking firm, among other advisors.

Among the factors considered on an ongoing basis are:

•	The Company’s position as a focused global security company.

•	The strength and potential of the Brink’s brand.

•	The capital needed to support long-term profitable growth.

•

Operational and financial factors such as cash flow requirements and tax deductibility of our legacy liabilities, the tax bases of our assets and the impact of leverage on business operating performance.

The Brink’s Company’s strategic direction remains clear. The Company view has not changed – the best path to the creation of long-term shareholder value is to:

•	Continue to grow our existing strong security businesses.

•	Focus on accelerating the growth of high potential opportunities within those businesses.

•	Continue to exploit the cash flow, brand building and other benefits of operating two premier businesses under the same flagship brand.

•	Aggressively explore the expansion of the Brink’s brand into suitable security-related businesses.

As you have come to expect from us, the Company will continue its regular evaluation of strategic alternatives, and make adjustments to our strategic direction as appropriate.”

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific references in such a filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: March 8, 2007	By:	/s/ Austin F. Reed
Austin F. Reed
Vice President, General Counsel and Secretary

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